Exhibit 99.1

Contact: Garry Ridge
PHONE: 619-275-9324

WD-40 COMPANY REPORTS FISCAL YEAR RESULTS

SAN DIEGO, October 27, 2004 /PRNewswire-FirstCall/ — WD-40 Company (Nasdaq: WDFC) today reported its quarterly earnings and announced record sales for the fiscal year ended August 31, 2004.

Net sales for the year were $242.5 million, an increase of 1.8% over $238.1 million last year, a record for the Company. Net income for the year was $25.6 million compared to $28.6 million last year, a decrease of 10.5%.

Earnings per share for the year were $1.50 compared to $1.71 per share in the same period last year.

Net sales for the fourth quarter were $71.7 million, a decrease of 2.3% from sales of $73.4 million in the fourth quarter last year.

Net income for the fourth quarter was $8.9 million, a decrease of 13% from $10.3 million last year. Earnings per share for the quarter were $0.53 compared to $0.61 for the prior year’s quarter.

“While we did not meet all of our goals for the year, we have made significant progress in our plans to develop our people, products, processes and promotions,” said Garry O. Ridge, WD-40 Company president and chief executive officer. “The evidence of this progress should be seen in the coming years. We expect to see sales and earnings growth across all trading blocs in 2005.”

Fiscal Year Guidance

In fiscal year 2005, WD-40 Company expects an increase in net sales of 13.4% over fiscal 2004. WD-40 Company expects sales to grow by 8% in lubricants, 25% in household products, and to remain flat in hand cleaners.

Investment in global advertising and promotional expenses for the year is expected to be in the range of 8.5 – 10.5% of net sales.

WD-40 Company expects net income to increase 5.5% in 2005 to $27 million, achieving earnings per share of $1.62 based on an estimated 16.7 million shares outstanding.

“We have a variety of new products and product innovations in the pipeline that will come to market at various times in the coming year,” Ridge said. “We will update our guidance when we can estimate the impact these products will have on the year.”

Dividend

As previously announced, the board of directors of WD-40 Company declared a regular quarterly dividend on October 6, 2004 of $.20 per share, payable October 29, 2004 to stockholders of record on October 18, 2004.

Fourth Quarter and Fiscal Year Results

Total sales for the quarter were 64% from the Americas, 26% from Europe and 10% from Asia/Pacific. In the Americas, sales for the fourth quarter were down 15.7% from a year ago and down 6.9% on a year to date basis.

“Sales growth in Canada was offset by declines in the U.S. market,” Ridge said. “We expect the U.S. results in the coming year to benefit by the full year impact of products introduced during fiscal 2004 as well as from new innovations to be launched in fiscal 2005.”

In Europe, sales were up 29.5% for the fourth quarter and up 27.6% for the year.

“Sales in Europe benefited from three factors: continued growth of our lubricant business, the addition of the 1001 brand and the introduction of new 1001 items, as well as the weakness of the U.S. dollar,” Ridge said. “We have seen good success introducing several of our household products and innovations under the 1001 brand in the UK, where that brand is a market leader.”

In the Asia/Pacific region, sales for the quarter were up 62.1% from last year and sales for the year were up 29.2% over the comparable period last year.

“Asia/Pacific results benefited from further growth of our lubricant business,” Ridge said. “We had significant increases in lubricant sales in Australia and have successfully transitioned to our new distributors in Malaysia, Thailand, Taiwan and Singapore.”

Global sales of the lubricants WD-40 and 3-IN-ONE Oil® in the quarter were $46.5 million, up 2.2%, and $157.9 million for the year, up 8.9%.

“We had strong growth in lubricant sales in Europe and Asia/Pacific,” Ridge said. “We are also seeing some positive impact from the introduction of new items in the 3-In-One Professional line.”

Sales of heavy-duty hand cleaners Lava® and Solvol® were down 11.6% to $1.9 million for the quarter, and for the year were $6.6 million, down 11.9%.

“We are introducing a new Lava Professional line in the U.S. to help stabilize the hand cleaner business,” Ridge said.

Sales of household products X-14®, Carpet Fresh®, 2000 Flushes®, Spot Shot® and 1001® were $23.2 million during the quarter, down 9.5%, and were $77.9 million year to date, down 8.9% from last year.

“We have been focusing on expanding distribution of our household products and are pleased to report that we recently introduced our 2000 Flushes Blue Plus Bleach and our Carpet Fresh No Vac™ pet products into a major national hardware retailer,” Ridge said. “In the first half of our fiscal year, you will see our new 2000 Flushes Clip-On in mass retail stores. We have also released two new X-14 products in the past few months.”

WD-40 Company’s goals for the coming four years were posted on the web at www.wd40.com today and will be available for 30 days. The four-year goals will then be incorporated into our regular investor presentation on the investor relations site. WD-40 Company has also added additional historical financial information to this release to show return on invested capital (ROIC).

“We believe that ROIC is an important measure of business performance because it provides an indication as to how well a company is utilizing the resources invested in a business,” Ridge said. Return on invested capital in fiscal 2004 was 17%.

WD-40 Company, with headquarters in San Diego, is a global consumer products company dedicated to building brand equities that are first or second choice in their respective categories. The company will leverage and build the brand fortress of WD-40 Company by developing and acquiring brands that deliver a unique high value to end users and that can be distributed across multiple trade channels in one or more areas of the world. WD-40 Company produces multi-purpose lubricants, WD-40®, and 3-IN-ONE®, the Lava® and Solvol® brands of heavy-duty hand cleaners, and household products 2000 Flushes®, X-14®, Carpet Fresh®, Spot Shot® and 1001 ®. WD-40 Company markets its products in more than 160 countries worldwide and recorded sales of $242.5 million in fiscal 2004. Additional information about WD-40 Company can be obtained online at www.wd40.com.

Except for the historical information contained herein, this news release contains forward-looking statements concerning WD-40 Company’s outlook for sales, earnings, dividends and other financial results. These statements are based on an assessment of a variety of factors, contingencies and uncertainties considered relevant by WD-40 Company. Forward-looking statements involve risks and uncertainties, which cause actual results to differ materially from the forward-looking statements, including impacts of promotional programs, impacts of new product introductions and line extensions and the uncertainty of market conditions, both in the United States and internationally. The company’s expectations, beliefs and projections are expressed in good faith and are believed by the company to have a reasonable basis, but there can be no assurance that the company’s expectations, beliefs or projections will be achieved or accomplished.

The risks and uncertainties are detailed from time to time in reports filed by WD-40 Company with the SEC, including Forms 8-K, 10-Q, and 10-K, and readers are urged to carefully review these and other documents.

WD-40 Company

Consolidated Condensed Statement of Income

	Three Months Ended		Year Ended
	August 31, 2004	August 31, 2003	August 31, 2004	August 31, 2003
Net sales	$71,704,000	$73,378,000	$242,467,000	$238,140,000
Cost of product sold	35,308,000	35,303,000	116,944,000	115,928,000

Gross profit	36,396,000	38,075,000	125,523,000	122,212,000

Operating expenses:
Selling, general & administrative	15,797,000	15,452,000	58,311,000	54,061,000
Advertising & sales promotions	5,167,000	4,908,000	21,539,000	17,449,000
Loss on write off of non-compete agreement	—	—	—	879,000
Amortization	135,000	—	224,000	71,000

Income from operations	15,297,000	17,715,000	45,449,000	49,752,000

Other income (expense)
Interest expense, net	(1,507,000)	(1,604,000)	(6,387,000)	(6,740,000)
Other (expense) income, net	(58,000)	77,000	(209,000)	383,000

Income before income taxes	13,732,000	16,188,000	38,853,000	43,395,000

Provision for income taxes	4,794,000	5,912,000	13,210,000	14,754,000

Net Income	$8,938,000	$10,276,000	$25,643,000	$28,641,000

Earnings per common share:
Basic	$0.53	$0.62	$1.52	$1.73

Diluted	$0.53	$0.61	$1.50	$1.71

Weighted average common shares outstanding, basic	16,788,269	16,664,353	16,905,587	16,581,247

Weighted average common shares outstanding, diluted	16,935,419	16,859,982	17,118,829	16,758,775

Dividends declared per share	$0.20	$0.20	$0.80	$0.80

WD-40 Company

Consolidated Condensed Balance Sheet

	August 31, 2004	August 31, 2003
Assets
Current assets:
Cash and cash equivalents	$29,433,000	$41,971,000
Trade accounts receivable, less allowance for cash discounts, returns and doubtful accounts of $1,440,000 and $1,768,000	40,643,000	41,925,000
Product held at contract packagers	1,975,000	1,704,000
Inventories	6,322,000	4,709,000
Current deferred tax assets	2,830,000	2,387,000
Other current assets	3,026,000	2,565,000

Total current assets	84,229,000	95,261,000

Property, plant and equipment, net	7,081,000	6,523,000
Goodwill	95,832,000	92,267,000
Other intangibles, net	43,428,000	35,700,000
Long term deferred tax assets, net	—	642,000
Other assets	6,205,000	6,265,000

	$236,775,000	$236,658,000

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$10,000,000	$10,000,000
Accounts payable	13,836,000	14,772,000
Accrued liabilities	12,151,000	11,999,000
Accrued payroll and related expenses	3,935,000	5,122,000
Income taxes payable	2,613,000	2,780,000

Total current liabilities	42,535,000	44,673,000

Long-term debt	75,000,000	85,000,000
Deferred employee benefits and other long-term liabilities	1,969,000	1,781,000
Long-term deferred tax liabilities, net	4,853,000	—

Total liabilities	124,357,000	131,454,000

Shareholders’ equity:
Common stock, $.001 par value, 36,000,000 shares authorized — shares issued of 17,089,015 and 16,728,571	17,000	17,000
Paid-in capital	49,616,000	40,607,000
Retained earnings	76,152,000	64,068,000
Accumulated other comprehensive income	1,659,000	512,000
Common stock held in treasury, at cost (534,698 shares)	(15,026,000)	—

Total shareholders’ equity	112,418,000	105,204,000

	$236,775,000	$236,658,000

WD-40 Company

Consolidated Condensed Statement of Cash Flows

	Year Ended
	August 31, 2004	August 31, 2003
Cash flows from operating activities:

Net income	$25,643,000	$28,641,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,369,000	1,827,000
Loss on write off of non-compete agreement	—	879,000
(Gains) losses on sales and disposals of property and equipment	(49,000)	34,000
Deferred income tax expense	4,504,000	4,787,000
Tax benefit from exercise of stock options	965,000	417,000
Equity earnings in joint venture in excess of distributions received	(281,000)	(99,000)
Stock-based compensation	130,000	109,000

Changes in assets and liabilities (net of effect of acquisitions):
Trade accounts receivable	3,153,000	2,353,000
Product held at contract packagers	(271,000)	431,000
Inventories	(1,306,000)	1,533,000
Other assets	(479,000)	(499,000)
Accounts payable and accrued expenses	(2,684,000)	(1,800,000)
Income taxes payable	(321,000)	1,262,000
Long-term deferred employee benefits	118,000	71,000

Net cash provided by operating activities	31,491,000	39,946,000

Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(11,555,000)	(48,000)
Capital expenditures	(2,358,000)	(2,058,000)
Proceeds from sales of property and equipment	169,000	175,000
Proceeds from collections on notes receivable	100,000	618,000

Net cash used in investing activities	(13,644,000)	(1,313,000)

Cash flows from financing activities:
Payments on line of credit, net	—	(299,000)
Repayment of long-term debt	(10,000,000)	—
Proceeds from issuance of common stock	7,914,000	5,681,000
Treasury stock purchases	(15,026,000)	—
Dividends paid	(13,559,000)	(13,272,000)

Net cash used in financing activities	(30,671,000)	(7,890,000)

Effect of exchange rate changes on cash and cash equivalents	286,000	137,000

(Decrease) Increase in cash and cash equivalents	(12,538,000)	30,880,000
Cash and cash equivalents at beginning of period	41,971,000	11,091,000

Cash and cash equivalents at end of period	$29,433,000	$41,971,000

WD-40 Company

Consolidated Condensed Statement of Other Comprehensive Income

	Three Months Ended		Year Ended
	August 31, 2004	August 31, 2003	August 31, 2004	August 31, 2003
Net Income	$8,938,000	$10,276,000	$25,643,000	$28,641,000
Other comprehensive income
Foreign currency translation adjustments, net of tax	(192,000)	(308,000)	1,147,000	449,000

Total comprehensive income	$8,746,000	$9,968,000	$26,790,000	$29,090,000

WD-40 Company

Return on Invested Capital

In addition to GAAP measures, WD-40 Company management believes that the quality of business performance can also be illustrated by its Return on Invested Capital (ROIC).

Return on Invested Capital is important to investors because it provides an indication as to how well a company is utilizing the resources invested in a business. Long-term economic value is created by companies with Returns on Invested Capital that exceed the company’s weighted average cost of capital

Return on Invested Capital is calculated as follows:

ROIC = Net Operating Profit After Tax ÷ Average Total Assets less other cash minus non-interest bearing liabilities

•	Net Operating Profit After Tax = Operating Income + Amortization – Tax

•	Average Total Assets = (Beginning Total Assets + Ending Total Assets) / 2

•	Other Cash = Total Cash – Transactional Cash representing 3% of Annual Net Sales

•	Non-interest bearing Liabilities = Accounts Payable + Accrued Liabilities + Accrued Payroll & Related + Income Tax Payable

The calculation is illustrated below.

Worldwide	FY02	FY03	FY04
Net Sales	216,764	238,140	242,467
Operating Profit	42,366	49,752	45,449
Net Income	24,676	28,641	25,643
Amortization	285	950	224
Tax Rate	33.0%	34.0%	34.0%
NOPAT = Op Inc + Amort after Tax	28,576	33,463	30,144
Total Assets (beginning)	166,712	215,045	236,658
Total Assets (ending)	215,045	236,658	236,775
Total Assets (average)	190,879	225,852	236,717
Cash	11,091	41,971	29,433
Transactional cash 3% of net sales	6,503	7,144	7,274
Other Cash	4,588	34,827	22,159
Non-interest bearing liabilities:
Accounts Payable	15,871	14,772	13,836
Accrued Liabilities	11,873	11,999	12,151
Accrued Payroll & Related	5,724	5,122	3,935
Income Tax Payable	1,495	2,780	2,613
Long-term Deferred Tax	—	—	4,853
Total Non-interest Bearing Liabilities:	34,963	34,673	37,388

Return on Invested Capital (ROIC)	18.9%	21.4%	17.0%